Exhibit 16

                                November 11, 1999


Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC 20549


Gentlemen:

We have read the statements made by Delta-Omega Technologies, Inc., which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report relating to our resignation. We agree with the statements concerning our Firm in such Form 8-K.


                                                     Very truly yours,

                                                     /s/ Arthur Andersen LLP
                                                     ---------------------------
                                                     Arthur Andersen LLP